Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teva Pharmaceutical Industries Limited of our reports dated February 11, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Teva Pharmaceutical Industries Limited’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ Kesselman & Kesselman

Tel-Aviv, Israel	Kesselman & Kesselman
October 10, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

 Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 452 Tel-Aviv 61003  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il